UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2002

                               BRIDGE VIEW BANCORP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            New Jersey               001-12165                   22-3461336
----------------------------- ------------------------    ---------------------
(State or other Jurisdiction  (Commission File Number)       (I.R.S. Employer
         of  Incorporation)                               Identification Number)


                                457 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



                                 (201) 871-7800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

         On November 18, 2002, Bridge View Bancorp, Englewood Cliffs, New Jersey ("Bridge View"), the holding company for Bridge View Bank, entered into an Agreement and Plan of Merger with Interchange Financial Services Corporation, Saddle Brook, New Jersey ("Interchange"), providing for the merger of Bridge View with and into Interchange. As a result of the merger, Interchange will exchange 2,949,719 shares of its common stock and cash in the amount of $33,528,472 for 100% of the outstanding shares of Bridge View.

         Consummation of the merger is subject to the satisfaction of various conditions, including, but not limited to, the approval of the merger and the Agreement and Plan of Merger by the shareholders of Bridge View, approval of the issuance of the shares of Interchange common stock in the merger by the shareholders of Interchange, and the receipt of all requisite governmental and regulatory approvals.

         Additional information regarding the merger is set forth in the joint Press Release of Bridge View and Interchange and the Agreement and Plan of Merger, copies of which are filed with this Report and incorporated herein by reference.


Item 7.    Financial Statements and Exhibits.

       (c) Exhibits.

           The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

           Exhibit No.                        Description
           -----------                        -----------

           Exhibit 2.1 Agreement and Plan of Merger, dated November 18, 2002, by and between Interchange Financial Services Corporation and Bridge View Bancorp.

           Exhibit 99.1     Press Release, dated November 18, 2002.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Bridge View Bancorp (Registrant)


Date: November 22, 2002          By: /s/ Albert F. Buzzetti
                                    -----------------------------------------
                                 Name:  Albert F. Buzzetti
                                 Title: President and Chief Executive Officer